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                                                                      EXHIBIT 21


                SUBSIDIARIES OF ADVANTICA RESTAURANT GROUP, INC.

NAME                                                  STATE OF INCORPORATION
----                                                  ----------------------

TWS Funding, Inc.                                            Delaware
Denny's Holdings, Inc.                                       New York
FRD Acquisition Co.                                          Delaware
FRI-J Corporation                                            Delaware
Far West Concepts                                            Delaware
FRI-M Corporation                                            Delaware
FRI-NA Corporation                                           Delaware
FRI-C Corporation                                            Delaware
FRI-DHD Corporation                                          Delaware
FRI-FRD Corporation                                          Delaware
CFC Franchising Company                                      Delaware
Spartan Holdings, Inc.                                       New York
Flagstar Holdings, Inc.                                      New York
TWS 800 Corporation                                          Delaware
TWS 500 Corporation                                          Delaware
TWS 600 Corporation                                          Delaware
TWS 700 Corporation                                          Delaware
El Pollo Loco, Inc.                                          Delaware
Denny's, Inc.                                               California
DFO, Inc.                                                    Delaware
Denny's Realty, Inc.                                         Delaware
Spartan Realty, Inc.                                         Delaware
Flagstar Systems, Inc.                                       Delaware
IM Purchasing, Inc.                                          Delaware
I.M. Special, Inc.                                           Delaware
Coco's Restaurants, Inc.                                    California
Carrows Restaurants, Inc.                                   California
Carrows California Family Restaurants, Inc.                  Delaware
jojo's Restaurants, Inc.                                    California